GLOBAL AMENDMENT
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     This  Global  Amendment  (the"  Amendment")  to  those  certain  agreements previously entered into (collectively, "the Previous Agreements") by and between Hyperdynamics Corpoartion ("Hyperdynamics"), a Delaware corporation, and, Dutchess Private Equities Fund, II, LP, a Delaware limited partnership, is made on this _____ day of ____________ 2005. The "Previous Agreements" are those certain eight agreements and documents executed by one or more of the parties hereto on August 11 and/or 12, 2005 that resulted in Dutchess delivering approximately $909,025 in cash to Hyperdynamics on approximately August 12, 2005, to wit: Warrant Agreement; Debenture Agreement; Debenture Registration Rights Agreement; Equity Line Registration Rights Agreement; Investment
Agreement; Security Agreement; Subscription Agreement; and Transfer Agent Instructions.

     WHEREAS, Hyperdynamics common stock is listed on the American Stock Exchange under the trading symbol "HDY" (the "Listing").

     WHEREAS, Dutchess and Hyperdynamics agree that it will benefit both of them for Hyperdynamics to be remain in compliance with the continued listing requirements of the American Stock Exchange and thereby continue the Listing.

WHEREAS, the American Stock Exchange requires listed companies to obtain shareholder approval before issuing 20% or more of their common stock.

     WHEREAS, Hyperdynamics has not obtained shareholder approval to issue 20% or more of its common stock to Dutchess.

     WHEREAS, a possibility exists that circumstances could arise where, pursuant to the Previous Agreements, Hyperdynamics could be obligated to issue more than 20% of its common stock to Dutchess.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.     Additional  Paragraph.  All of the Previous Agreements are hereby amended
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to add the following paragraph to each of the Previous Agreements, and effective as  of  the  same  date  and  time  of  their  original  execution:

"SUPERSEDING  CLAUSE.  Not withstanding anything else herein or contained in any
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agreement  with Hyperdynamics entered into with Dutchess on August 11 and/or 12,
2005, under no circumstances shall Hyperdynamics be required to issue more than an aggregate of 8,400,000 shares of its common stock to Dutchess, or any of Dutchess's heirs, successors or assigns, in connection with the Previous Agreements, prior to Hyperdynamics obtaining shareholder approval for such stock issuance."

2.     Other.  In  all  other  respects,  the Previous Agreements are unchanged.
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     IN  WITNESS WHEREOF, the parties hereto have executed or caused this Global
Amendment  to  be  executed  this  _____  day  of  ___________  2005.

HYPERDYNAMICS  CORPORATION
By:
     Kent  Watts,  Chief  Executive  Officer

DUTCHESS  PRIVATE  EQUITIES  FUND,  II,  L.P.
BY  ITS  GENERAL  PARTNER,
DUTCHESS  CAPITAL  MANAGEMENT,  LLC
By: /s/Douglas Leighton
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Douglas  H.  Leighton,  Managing  Member